IRONWOOD MULTI-STRATEGY FUND LLC

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Jonathan A. Gans and Laurie Chatoff and each of them, either of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Ironwood Multi-Strategy Fund LLC.

Signature:	/s/ M. Kelley Price

Name:	M. Kelley Price

Title:	Director

Date:	1/21/2013

IRONWOOD MULTI-STRATEGY FUND LLC

POWER OF ATTORNEY

The person whose signature appears below hereby appoints Jonathan A. Gans and Laurie Chatoff and each of them, either of whom may act without the joinder of others, as such person’s attorney-in-fact to sign and file on such person’s behalf individually and in the capacity stated below such registration statements, amendments, post-effective amendments, exhibits, applications and other documents with the Securities and Exchange Commission or any other regulatory authority as may be desirable or necessary in connection with the public offering of shares of Ironwood Multi-Strategy Fund LLC.

Signature:	/s/ Richard W. Meadows

Name:	Richard W. Meadows

Title:	Director

Date:	1/23/13